                         Consent of Independent Auditors

We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Statement of Additional  Information and to the use of our report dated February
1, 2002, with respect to the financial statements of First Security Benefit Life
Insurance and Annuity  Company of New York included in  Pre-Effective  Amendment
No.  1  to  the  Registration   Statement  under  the  Securities  Act  of  1933
(Registration  No.   333-89236)  and  Pre-Effective   Amendment  No.  1  to  the
Registration  Statement under the Investment  Company Act of 1940  (Registration
No.  811-21104)  on Form  N-4 of  Variable  Annuity  Account  A and the  related
Statement   of   Additional   Information   accompanying   the   Prospectus   of
AdvisorDesigns Variable Annuity.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
July 19, 2002